EXHIBIT 99.3

[LOGO]                                           Nextel Communications, Inc.
                                                 1505 Farm Credit Drive
 For Immediate Release                           McLean, VA  22102
                                                 703 394-3000


                                                                    Contacts:
                              Investor Relations: Paul Blalock (703) 394-3500
                                             Media: Ben Banta  (703) 394-3573


                    NEXTEL ANNOUNCES PRIVATE PLACEMENT


McLEAN, VA -- July 2, 1997 -- Nextel Communications, Inc. (NASDAQ: NXTL) today announced that it proposes to offer 350,000 shares of Series D Exchangeable Preferred Stock, Mandatorily Redeemable in 2009 with a liquidation preference of $1,000 per share. Proceeds of the offering are intended to be used to repay a portion of the outstanding borrowings under Nextel's bank and vendor credit facilities with such amounts available for future borrowings.

The Preferred Stock to be offered has not and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Preferred Stock.

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